Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Valaris Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(7)(8)
Fees Previously Paid	Equity	Common Shares, par value $0.01 per share(1)	457(a)	14,495,079	(2)	$39.97 (3)	$579,368,308	(3)	0.0000927	$53,707.44
Fees Previously Paid	Debt	Senior Secured First Lien Notes due 2028	457(a)	$337,265,015	(4)	100%	$337,265,015		0.0000927	$31,264.47
Fees to be Paid	Debt	Senior Secured First Lien Notes due 2028	457(a)	$106,146,624	(5)	100%	$106,146,624		0.0000927	$9,839.79
N/A	Debt	Guarantees of Senior Secured First Lien Notes due 2028	N/A	N/A		N/A	N/A		N/A	N/A	(6)
	Total Offering Amounts						$1,022,779,947			$94,811.70
	Total Fees Previously Paid									$84,971.91	(7)
	Total Fee Offsets									$2,534.14	(8)
	Net Fee Due									$7,305.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include an indeterminate number of common shares that may be issued in connection with the anti-dilution provisions or shares splits, share dividends, recapitalizations or similar events.

(2)	Represents an aggregate of 14,495,079 common shares, $0.01 par value per share, issued pursuant to the Fourth Amended Joint Chapter 11 Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code of Valaris plc and certain of its wholly owned direct and indirect subsidiaries (the “Plan”), and hereby registered for resale by the selling securityholders.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low prices per share of common shares on February 28, 2022 as quoted on the New York Stock Exchange, which date was within five business days prior to the initial filing of this Form S-3.

(4)	Represents the sum of (i) $158,123,000 aggregate principal amount of Senior Secured First Lien Notes due 2028 (the “Notes”), the initial aggregate principal amount of the Notes issued to certain selling securityholders pursuant to the Plan, and (ii) an additional $179,142,015 aggregate principal amount of Notes that may be issued if interest on the Notes is paid-in-kind through maturity, in each case registered for resale by the selling securityholders pursuant to the initial filing of this Form S-3.

(5)	Represents the sum of (i) $220,362,000 aggregate principal amount of Notes, the initial aggregate principal amount of the Notes issued to certain selling securityholders pursuant to the Plan, and (ii) an additional $223,049,639 aggregate principal amount of Notes that may be issued if interest on the Notes is paid-in-kind through maturity, in each case registered for resale by the selling securityholders, minus $337,265,015 aggregate principal amount of Notes that were registered for resale by the selling securityholders pursuant to the initial filing of this Form S-3.

(6)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the Notes registered pursuant to the initial filing of this Form S-3 or the Notes being registered hereby.

(7)	Pursuant to Rule 457(p), the registrant previously offset the registration fee required in connection with this filing of its Form S-3 by $84,971.91, which represents a portion of the registration fee previously paid by the registrant with respect to certain unsold securities previously registered on a registration statement on Form S-1 (Registration No. 333-257022) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on June 11, 2021.

(8)	Pursuant to Rule 457(p), the registrant hereby offsets the registration fee required in connection with this filing by $2,534.14, which represents the remaining portion of the registration fee previously paid by the registrant with respect to certain unsold securities previously registered on the Prior Registration Statement. The offering under the Prior Registration Statement has been terminated and pursuant to Rule 457(p), the $9,839.79 filing fee currently due in connection with this filing is partially offset against a portion of the previously paid registration fee for such unsold securities under the Prior Registration Statement resulting in a fee of $7,305.65 due with this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	Valaris Limited	S-1	333-257022	06/11/2021	-	$2,534.14	Debt	Senior Secured First Lien Notes due 2028	$23,227,683	$23,227,683	-
Fee Offset Sources	Valaris Limited	S-1	333-257022	06/11/2021	-	-	-	-	-	-	$2,534.14